Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-178510) pertaining to The Principal Select Savings Plan for Employees of Principal Financial Group, Inc. of our report dated June 24, 2020, with respect to the financial statements and supplemental schedule of The Principal Select Savings Plan for Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Ernst & Young, LLP

Des Moines, Iowa

June 24, 2020